Exhibit 10.1

MINUTES OF MEETING

OF BOARD OF DIRECTORS

OF Bigfoot Project Investments Inc.

The meeting of the Board of Directors of the above-named corporation was held telephonically on December 9, 2019 at 6:00pm Eastern.

The following Directors were present, constituting a quorum:

Carmine T. Biscardi, Sara Reynolds, TJ Biscardi, and Rocky Slavens

The meeting was called to order by Carmine T. Biscardi.

This meeting was called to elect a new Board as specified in the special meeting of the Board of Directors dated November 13, 2019. First order of business is to elect new officers of the Company, the Board unanimously approved the election of the following officers all to serve on the Board of Directors:

1. Sara Reynolds Corporate Secretary

2. Joseph R. Cellura Chairman & CEO

3. Michael F. Ghiselli Vice Chairman & COO

4. Jospeh J. Frontiere President

4. Alexandra Aizenshtadt BOD

5. Chet Idziszek Independent BOD

Per the agreement the standing Board members are tendering their resignations as part of this meeting business.

There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried the meeting was adjourned. Date: December 9, 2019

Carmine T. Biscardi
Carmine T. Biscardi, Former CEO/Chairman

Carmine T. Biscardi, Jr.
Carmine T. Biscardi Jr. Former President/Director

Sara Reynolds
Sara Reynolds, Former Secretary/Treasurer/Director

Rocky Slavens
Rocky Slavens, Former Director